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                                                                  Exhibit (h)(3)

                      FORM OF FEE CAP/FEE WAIVER AGREEMENT

This Agreement, dated November 8, 2007, is between RiverSource Investments, LLC, in its capacity as investment manager of the Funds; Ameriprise Financial, Inc, in its capacity as administrator of the Funds; RiverSource Service Corporation, in its capacity as transfer agent of the Funds; and RiverSource Distributors, Inc., in its capacity as principal underwriter and distributor of the Funds (collectively referred to as the "Service Providers"); and RiverSource Variable Series Trust ("Registrant"), on behalf of its underlying series, as listed in Schedule A (each a "Fund" and collectively the "Funds"). The terms "Fund" or "Funds" are used to refer to either the Registrant or the series as context requires.

Under this Agreement, the Service Providers hereby agree to waive all or a portion of the fees they earn and/or cap or reimburse expenses of each Fund incurred in connection with the services they provided to the Funds, in an amount equal to the amount by which the Fund's total operating expense, before giving effect to any applicable performance incentive adjustment (excluding foreign transaction taxes, income paid to brokers related to securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and interest expenses, transaction or brokerage fees, fees and expenses associated with investment in other pooled investment vehicles, including exchange traded funds, other affiliated and unaffiliated mutual funds, and certain other expenses as may be approved by the Funds' Board of Trustees) exceed the thresholds set forth in the attached Schedule B ("Fee Caps") for any particular Fund, and the Fund hereby agrees to such Fee Caps.

     1. FEE CAPS/FEE WAIVERS. Any allocation of fee waivers and expenses reimbursements among the Service Providers in order to meet the Fee Caps will be determined by the Service Providers.

     2. TERMINATION. With respect to any Fund, this Agreement will terminate on the date listed in Schedule B unless modified by written agreement of the Fund and the Service Providers or terminated earlier at the sole discretion of the Fund's Board of Trustees.

The Service Providers acknowledge that they (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect on, or make a claim for, reimbursed Fund expenses at any time in the future.

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Fee Waiver Agreement - Variable Series Trust

IN WITNESS WHEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

RIVERSOURCE VARIABLE SERIES TRUST


By:
    ---------------------------------
    Patrick T. Bannigan
    President


AMERIPRISE FINANCIAL, INC.


By:
    ---------------------------------
    William F. Truscott
    President - U.S. Asset Management
    and Chief Investment Officer


RIVERSOURCE DISTRIBUTORS, INC.


By:
    ---------------------------------
    William F. Truscott
    Vice President


RIVERSOURCE INVESTMENTS, LLC.


By:
    ---------------------------------
    William F. Truscott
    President and Chief Investment Officer


RIVERSOURCE SERVICE CORPORATION


By:
    ---------------------------------
    Lyn Kephart-Strong
    President


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Fee Waiver Agreement - Variable Series Trust

SCHEDULE A - FUNDS

The Funds, each a Massachusetts business trust, to which this Agreement applies follow:

RIVERSOURCE VARIABLE SERIES TRUST
     RiverSource Variable Portfolio-Balanced Fund
     RiverSource Variable Portfolio-Cash Management Fund
     RiverSource Variable Portfolio-Core Bond Fund
     RiverSource Variable Portfolio-Core Equity Fund
     RiverSource Variable Portfolio-Diversified Bond Fund
     RiverSource Variable Portfolio-Diversified Equity Income Fund
     RiverSource Variable Portfolio-Emerging Markets Fund
     RiverSource Variable Portfolio-Fundamental Value Fund
     RiverSource Variable Portfolio-Global Bond Fund
     RiverSource Variable Portfolio-Global Inflation Protected Securities Fund RiverSource Variable Portfolio-Growth Fund
     RiverSource Variable Portfolio-High Yield Bond Fund
     RiverSource Variable Portfolio-Income Opportunities Fund
     RiverSource Variable Portfolio-International Opportunity Fund
     RiverSource Variable Portfolio-Large Cap Equity Fund
     RiverSource Variable Portfolio-Large Cap Value Fund
     RiverSource Variable Portfolio-Mid Cap Growth Fund
     RiverSource Variable Portfolio-Mid Cap Value Fund
     RiverSource Variable Portfolio-S&P 500 Index Fund
     RiverSource Variable Portfolio-Select Value Fund
     RiverSource Variable Portfolio-Short Duration U.S. Government Fund RiverSource Variable Portfolio-Small Cap Advantage Fund
     RiverSource Variable Portfolio-Small Cap Value Fund

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Fee Waiver Agreement - Variable Series Trust

SCHEDULE B - FEE CAPS/FEE WAIVERS

Schedule B is separately maintained and updated from time to time to reflect current fee cap/fee waiver commitments, as they have been approved by the Funds' Board of Trustees. Current fee cap/fee waiver commitments are reflected in Fund registration statements as applicable.